STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (this “Agreement”), dated as of the last date provided for on the signature page herein (the “Effective Date”), is entered into by and among Imprimis Pharmaceuticals, Inc., a Delaware corporation (the “Seller”), ImprimisRx TX, Inc., a Texas corporation (the “Company”) and Livernois & London, LLC, a Texas limited liability company (the “Buyer”). Each of the foregoing may be referred to herein as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, the Seller owns one hundred percent (100%) of the issued and outstanding shares of the common stock, par value $0.01 (“Common Stock”) of the Company (the “Shares”);

WHEREAS, the Company develops, produces and sells retail and compounded pharmaceuticals (the “Business”); and

WHEREAS, the Sellers desire to sell the Shares to the Buyer, and the Buyer desires to purchase the Shares from the Sellers, upon the terms and subject to the conditions set forth in this Agreement;

AGREEMENT

NOW THEREFORE, in consideration of the foregoing and the mutual covenants, agreements and warranties herein contained and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the Parties agree as follows:

ARTICLE I

DEFINITIONS

1.1 Definitions. The following terms shall have the following meanings for the purposes of this Agreement:

(a) “Affiliate” means, with respect to any Person, any (i) officer, director, partner, member or manager of such Person, (ii) spouse, parent, sibling or descendant (including adopted or stepchildren) of such Person (or a spouse, parent, sibling or descendant (including adopted or stepchildren) of any director or officer of such Person) and (iii) any other Person that, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person. The terms “control” and “controlled” include, without limitation, the possession, directly or indirectly, of the power to direct the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

(b) “Business Day” means any day other than a Saturday, Sunday or any other day on which banking institutions in the State of California, are not open for the transaction of normal banking business.

(c) “Closing” means the consummation(s) of the transactions contemplated herein.

(d) “Closing Date” means the date on which the Closing occurs.

(g) “Governmental Authority” means the government of the United States or any foreign country or any state or political subdivision thereof and any entity, body or authority exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

(h) “Law” or “Laws” means any law, statute, regulation, ordinance, rule, order, decree, judgment, consent decree, settlement agreement or governmental requirement enacted, promulgated, entered into, agreed or imposed by any Governmental Authority.

(i) “Lien” means any mortgage, lien, charge, restriction, pledge, security interest, option, lease or sublease, claim, right of any third party, easement, encroachment or encumbrance.

(j) “Lease” means the lease agreement, as amended, between the Seller and HCRI Allen Medical Facility, LLC, a Delaware limited liability company (the “Lessor”), for the premises currently leased by Seller located at 1105 N. Central Expressway, Suite 2110, Allen, Texas 75013, a copy of which has been attached hereto as Exhibit A.

(l) “Person” means any individual, corporation, proprietorship, firm, partnership, limited partnership, trust, association or other entity, including a government or government department, agency or instrumentality.

ARTICLE II

SALE AND PURCHASE OF SHARES

2.1 Sale and Purchase of Shares. Subject to the terms of this Agreement, the Seller hereby agrees to sell to the Buyer, and the Buyer agrees to purchase from the Seller, the Shares which represent one hundred percent (100%) of the issued and outstanding shares of capital stock of the Company, free and clear of all Liens, in consideration of the assumption of the Lease (as further outlined in Section 6.5 and 7.5 herein.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE SELLER

In order to induce the Buyer to enter into this Agreement, the Seller represents and warrants to the Buyer, as at the date of this Agreement and as at the Closing Date, as follows:

3.1 Organization. The Seller is a corporation, duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it is incorporated. The Seller has the full corporate power and authority to own and operate its assets and properties and to conduct and carry on its business as and to the extent now conducted.

3.2 Authorization. The Seller has the requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by the Seller has been duly authorized by all necessary action on the part of the Seller. This Agreement, and each of the other agreements being delivered by the Seller in connection herewith, have been duly executed and delivered by the Seller and, assuming this Agreement constitutes the valid and binding obligation of the all Parties, constitutes the valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms.

3.3 Title to Shares. The Seller has good and valid title to the Shares and at the Closing will transfer to the Buyer good and valid title to the Shares, free and clear of any Encumbrances.

3.4 Non-contravention. The execution, delivery and performance of this Agreement by the Seller and the consummation of the transactions contemplated hereby and compliance with the provisions hereof do not and will not: (i) violate any Law to which the Seller, the Company or any of their respective assets are subject; or (ii) violate any provision of the fundamental documents of the Seller.

3.5 Capitalization of the Company. The authorized capital stock of the Company consists of 1,000,000 shares of Common Stock, of which 100,000 shares of Common Stock are issued and outstanding; all of which are owned (beneficially and of record) by the Seller. Except for the Shares, there are no shares or other securities of the Company issued or outstanding. All of the Shares have been duly authorized, are validly issued, fully paid and non-assessable and no personal liability attaches to the ownership thereof. Upon the consummation of the transactions contemplated by this Agreement, and assuming the Buyer’s assumption of the Lease, the Buyer will own all of the issued and outstanding shares of the Company free and clear of all Encumbrances, proxies, voting trusts or agreements or other restrictions and limitations of any kind.

3.6 Subsidiaries. The Company does not have any subsidiaries.

3.7 Litigation. There is no proceeding pending or, to the knowledge of the Seller, threatened by or against, or affecting the assets of, the Company or to the knowledge of the Seller, against any officer, director, shareholder, employee or agent of the Company in their capacity as such or relating to their employment services or relationship with the Company, and the Company is not bound by any legal order.

3.8 No Conflict With Other Instruments. Notwithstanding the Lease and assumption by the Buyer thereof, the execution of this Agreement and the consummation of the transactions contemplated hereby, will not result in the breach of any term or provision of, constitute an event of default under, or require the consent or approval of any third-party pursuant to, any material contract, agreement, or instrument to which the Seller is a party.

3.9 No Misrepresentations. None of the information contained in the representations and warranties of the Seller set forth in this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein not misleading.

3.10 Representation by Legal Counsel. The Seller acknowledges that it has been represented by legal counsel of its choice in connection with the negotiation, execution and delivery of this Agreement and has received such advice and counsel in connection with the sale of the Shares contemplated hereby as it determined to be necessary or desirable.

3.11 Fees. No brokerage or finder’s fees or commissions are or will be payable by the Seller or the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Agreement. Subject to the Legal Fee as outlined in Section 11.2. the Buyer shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by this Agreement.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE BUYER

In order to induce the Seller to enter into this Agreement, the Buyer represents and warrants to the Seller, as at the date of this Agreement and as at the Closing Date, as follows:

4.1 Organization. The Buyer is a corporation, duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it is incorporated. The Buyer has the full corporate power and authority to own and operate its assets and properties and to conduct and carry on its business as and to the extent now conducted.

4.2 Authorization. The Buyer has the requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by the Buyer has been duly authorized by all necessary action on the part of the Buyer. This Agreement, and each of the other agreements being delivered by the Buyer in connection herewith, has been duly executed and delivered by the Buyer and, assuming this Agreement constitutes the valid and binding obligation of the other Parties, constitutes the valid and binding obligation of the Buyer, enforceable against the Buyer in accordance with its terms.

4.3 Non-contravention. The execution, delivery and performance of this Agreement by the Buyer and the consummation of the transactions contemplated hereby and compliance with the provisions hereof do not and will not: (i) violate any Law to which the Buyer or any of their respective assets are subject; or (ii) violate any provision of the fundamental documents of the Buyer.

4.5 Representation by Legal Counsel. The Buyer acknowledges that it has been represented by legal counsel of its choice in connection with the negotiation, execution and delivery of this Agreement and has received such advice and counsel in connection with the sale of the Shares contemplated hereby as it determined to be necessary or desirable.

4.6 Securities Representations. The Buyer understands that the Shares are restricted stock, which have not been registered with the Securities and Exchange Commission (the “SEC”), any state securities agency or any foreign securities agency, and further, the Shares have not been approved or disapproved by the SEC, any state securities agency or any foreign securities agency. The Buyer is acquiring the Shares solely for investment for its own account and not with a view to, or for, resale in connection with any distribution within the meaning of any federal securities act, state securities act or any other applicable federal or state laws. The Buyer understands the speculative nature and risks of investments associated with the Shares, and confirms that the Shares would be suitable and consistent with its ability to bear the risks of this investment and that there is no public market for the Shares acquired herein.

4.7 Due Diligence. The Buyer has had the opportunity to perform it due diligence on the Company and investigate the facts pertaining to this Agreement to the extent that Buyer deems necessary. The Buyer and its advisors, if any, have been furnished with all materials relating to the Business, finances and operations of the Company and other information the Buyer deemed material to making an informed investment decision regarding entering into this Agreement and the purchase of the Shares and the Business. The Buyer acknowledges that it has received and reviewed copies of all documents it has requested pertaining to its due diligence review. The Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Seller, the Company and its management. The Buyer understands that its investment in the Shares and acquisition of the Company involves a high degree of risk. The Buyer is in a position regarding the Company, which, based upon employment, family relationship or economic bargaining power, enabled and enables such Buyer to obtain information from the Company in order to evaluate the merits and risks of this investment. The Buyer has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Company and the Shares. Without limiting the foregoing, the Buyer has carefully considered the potential risks relating to the Company and a purchase of the Shares, and fully understands that the Shares are a speculative investment that involves a high degree of risk of loss of the Buyer’s entire investment.

ARTICLE V

COVENANTS

5.1 Resignation as Officers and Directors. Mark L. Baum, the President and sole Director of the Company, and Andrew R. Boll, the Secretary and Chief Financial Officer of the Company, shall resign in all capacities as members of the Board of Directors and officers of the Company. Each shall tender their resignation from such positions effective as of the Closing Date. Within five (5) days following the Closing Date, the Seller shall notify and file with the Texas Secretary of State the changes in ownership and management.

5.2 Change in Name; Notification of Change in Ownership. Within five (5) days following the Closing Date, the Seller shall change the name of the Company with the Texas Secretary of State, the Texas Board of Pharmacy and all other non-resident Boards of Pharmacy the Company hold licenses with. In addition, the Seller shall notify all other necessary third parties of the change in name and ownership including, where applicable, all insurance providers and pharmacy benefit managers. Following the Closing, the Seller and the Company shall not use the name ImprimisRx TX, Inc., ImprimisRx, Imprimis or any other trademark or tradename currently owned by, used by or associated with the Seller.

5.3 Change in Pharmacist-In-Charge. The current Pharmacist-In-Charge (“PIC”), shall resign and shall tender his resignation from such position effective as of the Closing Date. Within five (5) days following the Closing Date, the Seller shall notify the Texas Board of Pharmacy and all other non-resident Boards of Pharmacy the Company hold licenses with of the resignation of the PIC and appointment of the Company’s new PIC.

ARTICLE VI

CONDITIONS PRECEDENT TO OBLIGATIONS OF THE BUYER

The obligations of the Buyer under this Agreement are subject to the satisfaction or waiver by the Buyer of the following conditions precedent on or before the Closing Date unless otherwise specified:

6.1 Representations True as of Both Present Date and Closing Dates. The representations of the Seller contained herein shall have been accurate, true and correct on and as of the date of this Agreement, and shall also be accurate, true and correct on and as at the Closing Date with the same force and effect as though made by the Seller on the Closing Date.

6.2 Compliance with Agreements and Covenants. The Seller shall have performed and complied with all of her respective covenants, obligations and agreements contained in this Agreement to be performed and complied with by it on or prior to the Closing Date.

6.3 Consents and Approvals. The Buyer shall have received written evidence satisfactory to the Buyer that all consents and approvals of the Seller required for the consummation of the transactions contemplated hereby have been obtained, waived or none or required.

6.4 Actions or Proceedings. No action or proceeding by any Governmental Authority or other Person shall have been instituted or threatened which could enjoin, restrain or prohibit, or could result in substantial damages in respect of, any provision of this Agreement or the consummation of the transactions contemplated hereby.

6.5 Assumption of Lease. Prior to the Closing Date, the Parties shall obtain consent from the lessor to the new ownership of the Company by Buyer, similar in structure to the “Consent to Assignment of Lease” contained in the existing Lease documentation.

ARTICLE VI

CONDITIONS PRECEDENT TO OBLIGATIONS OF THE SELLER

The obligations of the Seller under this Agreement are subject to the satisfaction or waiver by the Seller of the following conditions precedent on or before the Closing Date:

7.1 Representations True as of Both Present Date and Closing Date. The representations of the Buyer contained herein shall have been accurate, true and correct on and as of the date of this Agreement, and shall also be accurate, true and correct on and as at the Closing Date with the same force and effect as though made by the Buyer on the Closing Date.

7.2 Compliance with Agreements and Covenants. The Buyer shall have performed and complied with all of its respective covenants, obligations and agreements contained in this Agreement to be performed and complied with by it on or prior to the Closing Date.

7.3 Actions or Proceedings. No action or proceeding by any Governmental Authority or other Person shall have been instituted or threatened which could enjoin, restrain or prohibit, or could result in substantial damages in respect of, any provision of this Agreement or the consummation of the transactions contemplated hereby.

7.4 Consents and Approvals. The Seller shall have received written evidence satisfactory to the Seller that all consents and approvals of the Buyer required for the consummation of the transactions contemplated hereby have been obtained, waived or none or required.

7.5 Assumption of Lease. Prior to the Closing Date, the Parties shall have entered into an agreement with the Lessor assigning the Lease from the Seller/Company to the Buyer, similar in structure to the Consent to Assignment of Lease contained in the existing Lease documentation.

ARTICLE VIII

THE CLOSING

8.1 The Closing. The Closing shall be scheduled to occur at 12:00 noon at the offices of the Seller, on or before the tenth (10th) day following the Effective Date (the “Termination Date”), or on date the Parties hereto shall mutually agree. The Closing, and all transactions to occur at the Closing, shall be deemed to have taken place at the offices of the Seller, and shall be effective as of the close of business on the Closing Date.

8.2 Deliveries by the Seller. At the Closing, in addition to any other documents or agreements required under this Agreement, the Seller shall deliver to the Buyer the following:

(a) Stock certificate number 0005 representing all of the Shares;

(b) Resolutions appointing the designees of the Buyer as the Company’s officers and directors and the subsequent, written resignations of Mark L. Baum and Andrew R. Boll as the directors and officers of the Company; and

(c) Fully executed copies of the Consent to Assignment of Lease, or similar document.

8.3 Deliveries by the Buyer. At the Closing, the Buyer shall deliver to the Seller the following:

(a) Payment of the Legal Fee; and

(b) Fully executed copies of the Consent to Assignment of Lease, or similar document.

ARTICLE IX

TERMINATION

9.1 Termination. This Agreement may be terminated at any time on or prior to the Closing Date: (a) by the mutual consent of the Seller and the Buyer; or (b) by the Seller or the Buyer, if the Closing shall not have taken place on or before the Termination Date; provided however, that the right to terminate this Agreement under this Section shall not be available to any Party whose wilful failure to fulfil any obligation under this Agreement has been the cause of or resulted in the failure of the Closing to occur on or before such date;

9.2 Effect of Termination. If this Agreement is terminated pursuant to Section 9.1, all obligations of the Parties hereunder shall terminate.

ARTICLE X

INDEMNIFICATION; WARRANTY

10.1 Indemnification. Buyer hereby agrees to indemnify Seller and each of its officers, agents and directors against any loss, liability, claim, damage, or expense whatsoever (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever), to which it or they may become subject arising out of or based on any actions taken by the Company or the Buyer following the Closing Date. The indemnification provided for in this paragraph shall survive the Closing.

10.2 No Warranty. The Seller shall not be liable to the Buyer for any damages of any type, including but not limited to, any lost profits, loss of anticipated benefits, or for special, incidental, indirect, punitive, consequential, or exemplary damages arising out of or in any manner connected with this Agreement, the acquisition of the Company or the subject matter hereof, regardless of the form of legal action including contract, negligence, tort or under any warranty. In no event shall the Seller be liable or obligated to the Buyer in any manner for any indirect damages of any kind, including, without limitation, lost profits and lost revenue, even if informed of or aware of the possibility of any such damages in advance. The limitations set forth above shall apply to the maximum extent permitted by applicable law and notwithstanding the failure of the essential purpose of any limited remedies.

ARTICLE XI

MISCELLANEOUS

11.1 Confidentiality.

(a) Each Party shall hold the terms and conditions of this Agreement in confidence, shall not disclose such information to any third party, and shall not use such information other than for the purpose of performing its obligations or exercising its rights under this Agreement. Each Party may disclose such terms and conditions only to its and its affiliates employees, agents and contractors, in each case who need to know such information and who are bound by restrictions regarding disclosure and use of such information no less restrictive than those set forth herein.

(b) In connection with the activities contemplated under this Agreement, each Party has provided and/or will provide to the other Party certain other confidential and non-public proprietary information about their respective businesses, products, marketing efforts, financial data, products and other company information which may be deemed a trade secret or is sensitive in nature and not otherwise known to the public (“Confidential Information”).

(c) Each Party agrees (i) to keep all Confidential Information of the other Party confidential and not to disclose or reveal any Confidential Information to any other Person except (A) to such of its pre-approved representatives of such Party who have a need to know such Confidential Information in connection with this Agreement and in accordance with the terms and conditions hereof and have been advised of the confidential nature of such Confidential Information and such Party’s obligations hereunder in respect thereof, (B) to any governmental, regulatory or administrative agency, authority, board or body having jurisdiction over the recipient where such disclosure is required in accordance with applicable Laws or rules of a stock exchange or automated quotation system, or (C) to any other Person pursuant to subpoena or the process, whether legal, administrative or other (and the disclosing Party agrees to provide the other Party with prompt notice of any such subpoena or other similar notice); and (ii) not to use such Confidential Information for any purpose other than in connection with this Agreement and in accordance with the terms and conditions hereof.

(d) If either Party is requested pursuant to, or required by, legal process to disclose any Confidential Information to any third party then such Party agrees to provide the other Party with prompt notice of such request(s) to enable the other Party to seek an appropriate protective order.

(e) Confidential Information shall not include information of a Party that: (i) is or becomes generally available to the public other than as a result of a disclosure to the other Party or its representatives, (ii) was available to the other Party on a non-confidential and lawful basis prior to its disclosure by the disclosing Party, or (iii) becomes available to the other Party on a non-confidential and lawful basis from a Person who is not otherwise bound by a confidentiality agreement with respect to such information, or is not otherwise prohibited from transmitting such information to such Party.

11.2 Expenses. The Buyer shall pay to the Seller a one-time payment of Ten Thousand Dollars ($10,000.00) as reimbursement for legal fees associated with the Agreement (the “Legal Fee”.) The Buyer shall be responsible for all expenses of the Buyer (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

11.3 Notices. All notices, requests, demands, claims and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, facsimiled or emailed, sent by nationally recognized overnight courier, postage prepaid, to the Parties hereto at the following respective addresses (or at such other address for any such Party as shall be specified by like notice), with a copy by email (which shall not constitute notice, unless the recipient thereof acknowledges receipt in writing or if the recipient acts upon the notice so delivered):

If to Buyer:	Livernois & London, LLC

If to Seller or the:	Imprimis Pharmaceuticals, Inc.
Company

11.4 Waivers. The failure of a Party hereto at any time or times to require performance of any provision hereof shall in no manner affect its right at a later time to enforce the same. No waiver by a Party of any condition or of any breach of any term, covenant, representation or warranty contained in this Agreement shall be effective unless in writing, and no waiver in any one or more instances shall be deemed to be a further or continuing waiver of any such condition or breach in other instances or a waiver of any other condition or breach of any other term, covenant, representation or warranty.

11.5 Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective estates, heirs, legal representatives, successors and assigns. No assignment of any rights or obligations hereunder may be made by any Party without the prior written consent of the other Parties.

11.6 No Third-Party Beneficiaries. This Agreement is solely for the benefit of the Parties hereto and, to the extent provided herein, their respective estates, heirs, successors, affiliates, directors, officers, employees, agents and representatives, and no provision of this Agreement shall be deemed to confer upon other third parties any remedy, claim, liability, reimbursement, cause of action or other right.

11.7 Publicity. Except as required by Law or the rules of any stock exchange, no public announcement or other publicity regarding the transactions referred to herein shall be made by the Buyer, the Seller, the Company or any of their respective affiliates, officers, directors, employees, representatives or agents, without the prior written agreement of the other Parties, in any case, as to form, content, timing and manner of distribution or publication; provided, however, that nothing in this Section shall prevent such Parties from discussing such transactions with those Persons whose approval, agreement or opinion, as the case may be, is required for consummation of such particular transaction or transactions.

11.8 Further Assurances. Upon the reasonable request of a Party, the other Party will, on and after the Closing Date, execute and deliver such other documents, releases, assignments and other instruments as may be required to carry out the purposes of this Agreement.

11.9 Severability. If any provision of this Agreement shall be held invalid, illegal or unenforceable, the validity, legality or enforce ability of the other provisions hereof shall not be affected thereby, and there shall be deemed substituted for the provision at issue a valid, legal and enforceable provision as similar as possible to the provision at issue.

11.10 Entire Agreement; Amendment. This Agreement embodies the entire agreement between the Parties and supersedes any prior representations, communications, understandings and agreements between the Parties regarding the subject matter hereof. There are no representations, communications, understandings or agreements, oral or written, between the Parties regarding the subject matter hereof that are not fully expressed herein. No term or section of this Agreement may be charged, waived, discharged, amended or modified orally or in any manner other than in writing executed by all Parties hereto.

11.11 No Partnership or Joint Venture. The Parties shall not, by virtue of this Agreement, in any way or for any reason be deemed to have become a partner of the other in the conduct of its business or otherwise, or a joint venturer. In addition, by virtue of this Agreement there shall not be deemed to have occurred a merger of any joint enterprise between the Parties.

11.12 Governing Law. The subject matter of this Agreement shall be governed by and construed in accordance with the laws of the State of California (without reference to its choice of law principles), and to the exclusion of the law of any other forum, without regard to the jurisdiction in which any action or special proceeding may be instituted. EACH PARTY HERETO AGREES TO SUBMIT TO THE PERSONAL JURISDICTION AND VENUE OF THE STATE AND/OR FEDERAL COURTS LOCATED IN SAN DIEGO COUNTY, CALIFORNIA FOR RESOLUTION OF ALL DISPUTES ARISING OUT OF, IN CONNECTION WITH, OR BY REASON OF THE INTERPRETATION, CONSTRUCTION, AND ENFORCEMENT OF THIS AGREEMENT, AND HEREBY WAIVES THE CLAIM OR DEFENSE THEREIN THAT SUCH COURTS CONSTITUTE AN INCONVENIENT FORUM. AS A MATERIAL INDUCEMENT FOR THIS AGREEMENT, EACH PARTY SPECIFICALLY WAIVES THE RIGHT TO TRIAL BY JURY OF ANY ISSUES SO TRIABLE.

11.13 Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all such counterparts taken together shall constitute one and the same Agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or electronic delivery in PDF format shall be as effective as delivery of a manually executed counterpart of this Agreement and shall be sufficient to bind the Parties to the terms and conditions of this Agreement.

***SIGNATURE PAGE FOLLOWS***

SIGNATURE PAGE

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed and delivered as of the date first above written.

BUYER Livernois & London, LLC		SELLER Imprimis Pharmaceuticals, Inc.:

By:	/s/ Robert Haywood	By:	/s/ Mark L. Baum
Name:	Robert Haywood	Name:	Mark L. Baum
Its:	Manager	Its:	Chief Executive Officer

Date: February 8, 2017		Date February 13, 2017

COMPANY ImprimisRx TX, Inc.

By:	/s/ Mark L. Baum
Name:	Mark L. Baum
Its:	Chief Executive Officer

Date: February 13, 2017

EXHIBIT A

Lease